VERB Technology (VERB) 2019 Second Quarter Financial Results Conference Call – Wednesday, August 14th at 4:30 pm ET

Company Participants

Rory J. Cutaia, CEO

Jeff Clayborne, CFO

Operator:

Good afternoon and welcome to the Second Quarter 2019 Financial Results Conference Call for VERB Technology Company, Inc. At this time, all participants are in a listen-only mode. Please be advised, the call is being recorded at the Company’s request.

On our call today are Rory J. Cutaia, CEO, and Jeff Clayborne, CFO.

I would now like to turn the call over to Rory J. Cutaia, CEO. Rory?

Rory:

Thank you, and I thank everyone for joining us today for our second quarter 2019 financial results conference call – our second as a Nasdaq company. On today’s call we will bring everyone up to date on our impressive progress during our first full quarter following our successful listing on Nasdaq and the closing of our acquisition of Sound Concepts. I’ll provide some data points and associated insights and perspective into our business and operations during Q2, as well as our growth and expansion plans in 2019 and beyond. Jeff Clayborne, our CFO, will provide a more detailed review of our financial results for the second quarter of 2019.

For those new to our company, our mission at VERB is to revolutionize and disrupt the $40B CRM, or customer relationship management industry. We’re not a just another CRM – we’ve re-imagined and re-invented what a sales-lead-gen, and CRM tool should be in today’s video-centric business and social media environment.

The secret sauce of our proprietary and patent-pending technology platform is that it allows salespeople, of any skill level, the ability to communicate with prospects and customers the way people want to communicate – the way they want to receive and consume information – and today – that’s through video. No one wants to read text-heavy emails, or read anything else for that matter – today people want to watch videos – on their phones, their tablets, their computers and now, even on their watches. Nor do they want to be tied to their desks anymore. They want to access information on the go, from anywhere on their portable devices.

But the real differentiator for the Verb platform is that our interactive video technology allows a salesperson’s clients and prospects to respond to the information contained in the video right in and through the video. Whether it’s a buy-it-now tag in the video, a click here to download our brochure tag, or tickets, or click here to open my calendar tag and select an open time slot on my calendar to make an appointment with me to see that property in the video, if I’m in real estate sales, or connect immediately through an in-video phone link to speak with tech support or customer service or your sales desk – all in and through the video – while their interest level is piqued.

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Let me begin by stating that I am very pleased with our second quarter results and I think you will be too.

We came off a very complex acquisition, integrating 2 distinct technology platforms, sales teams, finance departments and more than 100 people and numerous other departments, in 2 different states, requiring the creation and adoption of new policies, procedures, strategies, plans, and initiatives, as well as the recruitment and hiring of new and additional staff and leadership personnel; all of which was executed not only without a delay in momentum, but we actually accelerated the progress of the business in a time and through a process that most tech-companies in post-acquisition mode would have experienced attrition and a slow-down in productivity.

And, as I’ll share in more detail, we’ve developed enhanced data-gathering and analytics capabilities across the entire business that are not only critical to better decision making within our own organization, but much of the data relates to the performance of our application within our clients’ organization, the results of which are actually quite extraordinary – and according to our sales team, account for some of the reasons our own close rates – when we demo our SaaS application for a new prospect – are now north of 90%.

Our Q-2 revenue for the 3 months ending June 30, 2019 was $3.7M. That represents an increase of almost 20% over the same period of last year. However, our SaaS revenue – which is our focus, in grew 37% in Q2 over Q1. This also represents 57% growth for our SaaS business over the same period last year.

With our core strategy changes, a new infusion of capital fueling our investments in sales, marketing, and application development initiatives, we’re working very hard to make sure we continue that growth.

I think it’s important for new analysts and investors to understand why I’m distinguishing our SaaS business results – which is our primary focus – from our other revenue streams. First, let me provide some context.

As those of you who have followed our business know, we were eager to introduce our platform to the Direct Sales, Network Marketing, and as it is now being called the “Social Selling” sector for several reasons. First, this a global sector that is now approaching more than $200B in sales annually, over $35B of which is generated in the US alonei. China is by far the largest market. I’ll come back to why that’s relevant for us in a few minutes. Most of the larger players in the space are generating well north of $1B in annual sales. One of our newer clients was recently recognized as the fastest company in that sector to reach $1B in annual sales.

Second, that sector is very large – more than 118 million independent sales reps world-wideii – with growth rates exploding and near-term technological and sociological changes likely to push those growth rates higher into the foreseeable future. Third, there is very little competition from other SaaS CRM providers. These people are not using Salesforce, NetSuite or other of the large incumbent providers.

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And finally, the direct sales reps for these large enterprises consist primarily of folks returning to the job market and those who have been displaced from the job market. For the most part, these are highly motivated people who lack formal sales training and sales experience, all of whom need an effective and affordable lead generation and CRM tool, that is easy to learn, easy to use, and available on mobile devices, as they are out and about in the field and use their mobile devices primarily to communicate. In addition, these are people who are used to communicating on and through social media and comfortable sharing and consuming information through video. Ours is the only sales tool that checks all those boxes.

As I have always believed that any growth strategy must include acquisitions in addition to organic growth initiatives, I studied the marketplace looking for companies that not only understood the value-creation opportunities for CRM providers in the Direct Sales space, but one that had a demonstrated leadership position in the space. One that had the relationships at corporate level and was well respected; one that had a platform and technology that would be highly complementary to our own. And finally, one that had the talent, capabilities and culture that resembled our own. I found that with Sound Concepts, and I wasn’t deterred by the fact that the business wasn’t for sale. I set out to make it happen because I believed then as I do now – more than ever – that the combination of the 2 companies would, over time, produce exponentially more value for them as well as for our stockholders.

Historically, Sound Concepts business was based upon, and most revenue derived from, non-digital, non-SaaS business services for Direct Sales companies. Specifically, they provided design and print services such as corporate sales welcome kits for new direct sales reps, and built and managed online e-comm websites for the industry. They had the foresight a little over 2 years ago to introduce a white-labelled mobile CRM application tailored specifically to the direct sales sector. Because they already had the trust, respect and relationships at corporate level, their application began to be adopted by the industry and, over the past 2 years, the SaaS side of the business has grown dramatically.

When we acquired the business, we combined our tech teams, built a new platform that consists of the best of each of our respective platforms and instituted changes to ensure that this new SaaS business, a business with 80% gross margins, would be our focus going forward. Over time, we expect that we will transition out of the non-SaaS business. Because it made up more than 60% of our gross revenue, we didn’t want to transition out of it too quickly as a precipitous drop in top-line revenue would send the wrong message to the investment community.

We’ve closely managed that transition as you can see from our financial performance. So, while we had a small drop in top-line revenue attributable solely to the non-SaaS business, the SaaS business grew by 40% in Q1 and 37% in Q2, quarter-over-quarter, and year-over-year, impressive results by anyone’s standards. We are now on-track for our SaaS business revenue to surpass our non-SaaS revenue in 2020.

We’ve developed a three-prong approach to our SaaS revenue growth: 1. a comprehensive program to attract new corporate enterprise logos to our customer list; 2. new complimentary applications to extract additional revenue from our existing corporate enterprise client base; and 3. new features and functionality designed to monetize our rapidly growing application user base. Let me explain what we’re doing.

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With respect to the first prong, and in order to accelerate growth by adding new logos, we’ve hired a Senior SaaS Sales Executive with 20-years’ experience in Enterprise Software sales as our Chief Revenue Officer, who helped us restructure our sales compensation plans and then brought in several experienced senior software account executives as additions to our sales team.

As we began Q3, we kicked off the new sales strategy that our new Chief Revenue Officer built that includes a very comprehensive yet surgical approach to targeting the direct sales market.

Our Marketing strategy has us blanketing the web with our core value proposition and communicating our extremely compelling return on investment data points. We’ve begun placing billboards in high visibility locations near many of the direct sales companies’ corporate headquarters.

We’re also employing a hardcore Outbound sales strategy – consisting of high-value targeted outreach to key corporate executives and key sales leaders in the direct sales market.

These changes have already begun to produce results. In less than 30 days of implementing these changes, we’ve seen incredible success producing new sales growth records for the company – in Q2 we added 12 new logos. In the past 90 days we added 12 new logos. And we’re now adding approximately 2 new enterprise customers per week. In fact, we have 36 new logos in our sales pipeline right now – that alone could account for up to an additional $3M of annual recurring SaaS revenue. By the way, that’s a forward-looking statement – not a guarantee for those of you who need that clarification.

In addition, I’d like to announce a new initiative for a major expansion into China. We have a large client that has provided the impetus for this initiative that wants to be operational this year in China and we’re engaging the appropriate experts and professionals to ensure we proceed correctly in accordance with all applicable laws and regulations. While this expansion of our growth strategy was instigated by the revenue opportunity this particular client represents, we’re doing it in a way that will allow us to service many new and additional clients in that region.

With regard to the second prong – in order to extract more revenue from our existing enterprise clients we’ve implemented two important initiatives. First, we’re finalizing development of a new customer facing application – as opposed to a sales CRM application for sales reps – we call it our “Learning” app which will greatly enhance our enterprise clients’ ability to recruit – enable – and retain their business builders, as well as, and most importantly, their customers. This application is a highly complementary addition to our existing sales CRM application for the direct sales industry. This application in on-track to be released this quarter and we expect it will further strengthen our leadership position in this sector.

The second thing we’re doing is launching a new Customer Success initiative that we believe will have profound impact on our monthly recurring revenue or MRR and our annual recurring revenue or ARR in 2019 – from our existing enterprise clients. This initiative is a collaborative effort with our clients to increase user adoption among their own sales reps and encourage activity in the app.

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And they are highly motivated to collaborate with us on this. Here’s why. The data our clients have generated shows that when a sales rep shares an interactive video or other information through our app – again – I’m talking about a single share by a sales rep – like a post on social media through the app – or when a rep sends an interactive video to someone by email or text – that single share results in $1.79 in revenue to corporate – our enterprise client. Many of our enterprise clients are seeing more than 40,000 shares per month from their sales reps using our app, which is generating an additional $72K in revenue per month for our enterprise clients – solely from their reps use of our app. I’m talking about a simple social share, or a product sample share or an interactive video share.

Here’s another compelling data point driving our enterprise customer sales.

Attrition rates in the sales-based organizations are the highest of any industry, driving recruitment and training costs to more than $1B a year in the US alone. Attrition rates among direct sales organization are even higher and costlier. We’ve long said that our application mitigates attrition rates because it allows even untrained, inexperienced sales reps to become more successful and that keeps them engaged longer generating more revenue for corporate as well as themselves.

Well, one of our large enterprise clients decided to test that. They conducted their own internal analysis on the effect of our app on the retention rate of reps by studying those that used our application and those that didn’t. The data showed that retention rates went up not by 10%, not by 100%, but a staggering 3300%. How’s that for a data point? How do you spell “disruptive”?

With regard to the third prong – we’re releasing features and functionality that our individual app users – the sales reps themselves – can subscribe and pay for directly through the app. As the app is paid for by corporate for the vast majority of our users, this strategy allows us to extract additional revenue per user by charging modest monthly recurring fees for such features – such as 75 cents to $2 and more as we set our initial target of an additional $5 per user per month – which is essentially all margin. And while an additional $5 per month per user doesn’t sound like that much – it is when you think about the size of the user base we’re applying it to.

And what is the size of that user base? For those of you keeping track of all these data points – here’s another. We currently have approximately 700,000 users on our platform. That’s up from 363,000 this time last year – a 93% increase, and an increase of 124,000 or 22% over last quarter’s results.

Now let me give you a quick update on our progress with the integration of our core technology – our interactive video and data collection technology – into some of the other platforms. During Q2 we completed development of our new, updated core technology. We’ve begun the integrations which will take several months of testing and approval by our partners. We’ve now submitted updates to Salesforce and Oracle NetSuite. Microsoft is next on the list. We’re taking our time with these integrations – I think we rushed them last year and I want to make sure they are everything we want them to be – and what their customers want them to be. We do expect to see real revenue generation from these initiatives in 2020, among others, including our template store that we pushed to accommodate numerous immediate and near-term revenue opportunities.

These are all part of our very aggressive 2020 product roadmap that is intended to broaden our market reach and increase customer and investor value. We now have 49 full-time application developers led by an extremely talented management team, who are tasked with extending our technical superiority in the space to a level that won’t be attainable by our competition. And I have every confidence that they will achieve our goals.

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I’d now like to turn the call over to Jeff Clayborne, our Chief Financial Officer, for a more detailed review of our financial results from last quarter.

Jeff:

Thank you, Rory, and good afternoon, everyone. I’d like to review our financial performance as reported in our Form 10-Q filing today for the quarterly period ending June 30, 2019.

Highlights from the filing include:

Total revenue for Q2 was $3.7 million, an increase of 20% over the $3.1 million reported for the same period last year.

Total revenue for the first 6 months of 2019 was $7.7M, an increase of 32% over the $5.9M reported for the same period last year.

Total SAAS revenue for Q2 totaled $1.5 million, an increase of 37% over the $1.1 million reported in the last quarter, and an increase of 57% over the $900,000 reported for the same period last year.

Total SAAS revenue for the first 6 months of 2019 totaled $2.5 million, an increase of 36% over the $1.9 million reported for the same period last year.

The cost of revenue in Q2 totaled $2 million, that’s an increase of 36% from the same period last year.

The cost of revenue for the first 6 months of 2019 totaled $4.3M, which was an increase of 45% over the $3M reported for the same period last year.

Gross profit in Q2 totaled $1.7 million, an increase of 5%, as compared to the same period last year.

Gross profit for the first 6 months of 2019 totaled $3.4M, an increase of 19% over the $2.9M reported for same period last year.

As of June 30, 2019, cash totaled $412,000, though that does not reflect the approximately $5M financing disclosed in the Form 10-Q filed today. Total assets were $26 million, total liabilities were $7 million and total stockholders’ equity was $19 million.

I would now like to address general and administrative expenses. In Q2, general and administrative expenses totaled $3.3 million versus $283,000 during the same period last year. The increase is primarily attributed to stock compensation expense as we recorded a contra-expense in Q2 2018 of $1.2 million related to the re-valuation of stock options for our consultants. The year over year change to stock compensation expense was an increase of $2.45 million.

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I’d like to provide some information on the public offering and associated costs.

On April 9, 2019, we closed our previously announced underwritten public offering that provided the Company with gross proceeds of approximately $20,500,000 before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

On April 12, 2019, we closed our previously announced acquisition of Sound Concepts for $25,000,000 of value, payable through a combination of $15,000,000 in cash, and the issuance of an aggregate of 3.3M in restricted shares of our common stock, with an estimated fair market value of $10M on the pricing date. The Cash Payment was paid using a portion of the net proceeds that we received in our public offering.

At the Closing of our underwritten public offering, the former owners of Sound Concepts purchased an aggregate of $4M of the public offering units at the same price and upon the same terms and conditions as all of the other investors who purchased the units in our public offering, such that the net cash outlay by us in connection with the Sound Concepts acquisition was approximately $11,000,000 not $15M.

As of today, there are 23,263,187 shares of common stock issued and outstanding, which includes the shares issued to the institutional investors in the underwritten public offering, as well as the shares issued to the former Sound Concepts owners as part of the acquisition.

Of the total number of common shares issued and outstanding, approximately 3.7 million are owned or controlled by insiders, which equals 16%. Of that amount, Rory Cutaia, our CEO, owns approximately 3.3 million shares or 14% of the issued and outstanding stock.

Additionally, at closing, new institutional investors owned approximately 4.7 million shares or 20% of the shares issued and outstanding, and the former owners of Sound Concepts owned 3.7 M shares or 17% of the shares issued and outstanding. Accordingly, at closing, approximately 53% of our shares were owned or controlled by insiders and the former owners Sound Concepts, and new institutional investors.

I’d like to turn the call back over to Rory for closing remarks. Rory?

Rory:

Thank you, Jeff.

As always, I will do everything in my power to ensure that our value creation initiatives – executed by a world class management team – translate into true stockholder value. My interests, as well as those of our management team and Board, all of whom are stockholders, are totally aligned with those of every stockholder. As many of you know, I’ve invested my own money into the Company. In fact, my most recent investments were made at prices substantially higher than where our stock trades today – so I can assure you that we will work hard to deliver the results the market will recognize, and see it reflected in a higher share price. We all want that, and I believe we can achieve it.

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We will continue to keep everyone informed through our periodic stockholder update videos, industry events and investor conferences.

I would like to extend our gratitude to our customers, partners, TeamVerb California and TeamVerb Utah, our Board of Directors and Advisors, and of course, you – our stockholders and co-owners.

Thank you for your support as we build a world-class company – together – always together.

Now, rather than turn the call over to the operator for questions, I’m going to give all of you an opportunity to review today’s Form 10-Q filing and digest all of the information we’ve shared with you in our call today. Then, as we did last quarter, I will announce a date for an open town-hall style conference call where many of you can ask the questions that are most important to you that may not have been answered in the filings or addressed in today’s call. We’ll provide notice of the town hall conf call in a forthcoming press release once we’ve set the date.

Thank you. Operator?

Operator:

I’d like to remind everyone that statements made during this conference call included forward-looking statements under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties that can cause actual results to differ materially. Forward-looking statements speak only as of the date they are made, except as required by law, as the underlying facts and circumstances may change. VERB Technology Company disclaims any obligations to update these forward-looking statements, as well as those contained in its press release issued this morning and the risk factors contained in the Company’s current and subsequent filings with the SEC. For purposes of today’s presentation, the Company would like to advise you that it and its wholly-owned subsidiary are deemed to have been operating as one enterprise for all of the financial periods discussed.

Thank you for joining us today. That concludes the call. You may now disconnect.

i Global Direct Selling Market - Statistics & Facts

Published by Liam O'Connell, Jan 17, 2019

https://www.statista.com/topics/4883/direct-selling-market/

ii Size of the global direct selling community from 2012 to 2018, by region (in millions)

by Liam O'Connell, last edited Jul 24, 2019

https://www.statista.com/statistics/293178/size-of-the-global-direct-selling-community-by-region/

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